UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014 (November 17, 2014)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2014, The NASDAQ OMX Group, Inc. (“Nasdaq” or the “Company”) filed with the Delaware Secretary of State a Certificate of Amendment of its Amended and Restated Certificate of Incorporation (the “Charter”), following approval by the United States Securities and Exchange Commission (the “SEC”). Nasdaq’s stockholders previously approved the amendment at the annual meeting held on May 7, 2014.

On March 26, 2014, Nasdaq’s board of directors approved amendments of the Company’s By-Laws that took effect on November 17, 2014, following SEC approval.

The amendments to both the Charter and By-Laws clarify the procedures pursuant to which Nasdaq’s board of directors may grant exemptions to the voting limitation that generally prohibits a stockholder from voting shares beneficially owned, directly or indirectly, by such stockholder in excess of 5% of the then-outstanding shares of Nasdaq’s capital stock entitled to vote as of the record date in respect of any matter. Nasdaq’s board has never granted an exemption to the 5% voting limitation and has no current plans to do so. However, in the event the board decides to grant such an exemption in the future, Article Fourth, Paragraph C(6) of the Charter and Section 12.5 of the By-Laws limit the board’s authority to grant the exemption. The amendments to the Charter and By-Laws conform the language of these two provisions to remove potential ambiguities.

The text of the Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference. The text of the By-Laws is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment of Nasdaq’s Amended and Restated Certificate of Incorporation.

3.2	Nasdaq’s By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ OMX GROUP, INC.

Dated: November 19, 2014	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel